Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-197103

 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAGOON GROUP CORP.

8,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of common stock of Lagoon Group Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 8,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Anastasiia Iurova, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price	Expenses	Proceeds to Company
Per share	$0.01	$0.0009	$0.0091
Total	$80,000	$7,000	$73,000

Lagoon Group Corp. is a development stage company and has recently started its operation.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Lagoon Group Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The following table shows the anticipated proceeds from the offering assuming the sale of 30%, 50%, 75%, and 100% of the shares. There is no assurance that we will be able to sell any of the shares in this offering.

Gross proceeds	$24,000	$40,000	$60,000	$80,000
Offering expenses	$7,000	$7,000	$7,000	$7,000
Net proceeds	$17,000	$33,000	$53,000	$73,000

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Lagoon Group Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 12 BEFORE BUYING ANY SHARES OF LAGOON GROUP CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2014

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	20
LEGAL PROCEEDINGS	24
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON	24
EXECUTIVE COMPENSATION	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
PLAN OF DISTRIBUTION	28
DESCRIPTION OF SECURITIES	30
INDEMNIFICATION	31
INTERESTS OF NAMED EXPERTS AND COUNSEL	31
EXPERTS	31
AVAILABLE INFORMATION	31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	32
INDEX TO THE FINANCIAL STATEMENTS	32

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “LAGOON GROUP CORP.” REFERS TO LAGOON GROUP CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

LAGOON GROUP CORP.

We are a development stage company and intend to commence operations in the distribution of teeth whitening products in Ecuador. Lagoon Group Corp. was incorporated in Nevada on September 24, 2013. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $24,000 for the next twelve months as described in our Plan of Operations. We expect our operations to begin to generate considerable revenues during months 6-12 after completion of this offering. However, there is no assurance that we will generate any considerable revenue in the first 12 months after completion our offering or ever generate any considerable revenue. Being a development stage company, we have very limited operating history. If we are unable to raise a minimum funding of $24,000 required to conduct our business over the next 12 months, our business may fail. After twelve months period we may need additional financing. Our principal executive offices are located at Rodriguez y Valenzuela LT 91-2B, Urb. Comarca, Quito, Ecuador. Our phone number is (702) 475-5771.

From inception until the date of this filing, we have had limited operating activities.  Our financial statements from inception (September 24, 2013) through September 30, 2014, reports $2,000 in revenue and a net loss of $8,935.  Our independent registered public accounting firm has issued an audit opinion for Lagoon Group Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have formed the Company, developed our business plan and entered into a Marketing and Sales Distribution Agreement with Arturo Rodrigo Perea Lozano, dated June 5, 2014. Pursuant to the Marketing and Sales Distribution Agreement, we will non-exclusively sell Crest 3D White Whitestrips to the distributor, the distributor will market, sell and distribute the Crest 3D White Whitestrips in Ecuador. The distributor has no obligation to buy any products from us. The agreement is for one year beginning June 5, 2014. As of today, as a result of the June 5th agreement with Arturo Rodrigo Perea Lozano we have recognized the $2,000 of revenue.

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As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

THE OFFERING

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	LAGOON GROUP CORP.
Securities Being Offered:	8,000,000 shares of common stock.
Price Per Share:	$0.01
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$80,000
Securities Issued and Outstanding:	There are 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Anastasiia Iurova
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $7,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from September 24, 2013 (Inception) to September 30, 2014.

Financial Summary	September 30, 2014 ($) (Unaudited)
Cash and Deposits	3,021
Total Assets	3,821
Total Liabilities	2,756
Total Stockholder’s Equity	1,065

Statement of Operations	Accumulated From September 24, 2013 (Inception) to September 30, 2014 (Unaudited) ($)
Total Expenses	10,935
Net Loss for the Period	(8,935)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE A VERY LIMITED HISTORY OF OPERATIONS AND ACCORDINGLY THERE IS NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT SUCCESSFUL COMMERCIAL ACTIVITIES. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

We were incorporated on September 24, 2013 and to date, have been involved primarily in organizational activities and obtaining financing. Accordingly we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a development stage company which is engaging in the business of distribution of teeth whitening products in Ecuador. As of the period from Inception (September 24, 2013) to September 30, 2014, we had a net loss of $8,935. Development stage companies in businesses with low barriers to entry, such as ours, often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our business, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

We require minimum funding of approximately $24,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Anastasiia Iurova, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Iurova has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION; OUR ABILITY TO CONTINUE IS DEPENDENT ON OUR ABILITY TO RAISE ADDITIONAL CAPITAL AND OUR OPERATIONS COULD BE CURTAILED IF WE ARE UNABLE TO OBTAIN REQUIRED ADDITIONAL FUNDING WHEN NEEDED.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period September 24, 2013 (date of inception) through September 30, 2014 we had a net loss of $8,935. As of September 30, 2014, the Company has not emerged from the development stage. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon our ability to begin operations and to achieve a level of profitability. We need at least $24,000 to continue as a going concern.

WE HAVE LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

As of today, we have only one customers and have generated only $2,000 in revenue. While we have plans for marketing our business, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed business will gain wide acceptance in its target market or that we will be able to effectively market our product. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Anastasiia Iurova, to build our customer base. Our company has no prior experience upon which it can rely in order to garner its first prospective customers to buy our teeth whitening products.  Prospective customers will be less likely to buy our product than a competitor’s because we have no prior experience in our industry.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We have identified only one customers and we cannot guarantee we ever will have any new customers.  Even if we obtain new customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our teeth whitening products at prices which generate a profit.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

Many competitors with dental and cosmetics products are significantly larger and have substantially greater financial, marketing and other resources and have achieved public recognition for their services. Competition by existing and future competitors could result in an inability to secure adequate consumer relationships sufficient enough to support Company endeavors. We cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease our operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our products known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

WE MAY HAVE TRADEMARK ISSUES WITH THE MANUFACTURER OF CREST 3D WHITE WHITESTRIPS AND ANY OTHER MANUFACTURERS OF PRODUCTS WE PLAN TO SELL.

We intend to purchase the teeth whitening products at auctions such as E-bay.com as well as at liquidation, overstock and closeout sales at discounted prices. In purchasing brand name merchandise to resell we might potentially be violating trademark or other proprietary rights. This could possibly open us up to law suits or alternatively may limit our ability to fully implement our business plan, which could cause us to cease or suspend our operations.

BECAUSE WE WILL IMPORT OUR PRODUCTS TO ECUADOR, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import our product to Ecuador. Because we plan to import our products to Ecuador and have them shipped to the locations of our customers we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in Ecuador. Deliveries of our products may be disrupted through factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;

     (2)  problems with ocean shipping, including work stoppages and shipping container shortages;

     (3)  increased inspections of import shipments or other factors causing delays in shipments; and

     (4)  economic crises, international disputes and wars.

Most of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

BECAUSE WE INTEND TO PURCHASE THE PRODUCTS AT AUCTIONS SUCH AS E-BAY.COM AS WELL AS AT LIQUIDATION, OVERSTOCK AND CLOSEOUT SALES AT DISCOUNTED PRICES AND RESELL, WE MAY BE POTENTIALLY VIOLATING DISTRIBUTION OR EXCLUSIVITY AGREEMENTS THAT TEETH WHITENING MANUFACTURERS MAY HAVE WITH OTHER PARTIES.

We do not plan to purchase teeth whitening products directly from the manufacturers and conclude agreements with them. We intend to purchase the products at auctions such as E-bay.com as well as at liquidation, overstock and closeout sales at discounted prices and resell. Therefore, we may potentially be violating distribution or exclusivity agreements that these manufacturers may have with other parties.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE IN OUR INTENDED OPERATIONS OF THE DISTRIBUTION OF TEETH WHITENING PRODUCTS, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Even though our sole officers and director has experience in cosmetic products distribution, she has no professional training or experience in the distribution of teeth whitening products. Ms. Anastasiia Iurova’s lack of experience will hinder our ability to start selling our teeth whitening products and earn revenue. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Ms. Iurova, our sole officer and director, will own more than 50 % of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Ms. Iurova may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Anastasiia Iurova, our sole officer and director will only be devoting limited time to our operations. She will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Anastasiia Iurova, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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 disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MS. IUROVA DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Iurova does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on September 24, 2013 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling at least 30% of the shares and we receive the proceeds in the amount of $24,000 from this offering, we may have to seek alternative financing to implement our business plan.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK IN THE FUTURE WILL RESULT IN DILUTION TO PURCHASERS OF SECURITIES IN THIS OFFERING.

We are a development stage company and have generated only $2,000 in revenue to date. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause interests of purchasers of securities in this offering to be diluted.  Such dilution will negatively affect the value of investors’ shares.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Lagoon Group Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $7,000. We will have to utilize funds from Anastasiia Iurova, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds in the order of priority assuming the sale of 30%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated.

Gross proceeds	$24,000	$40,000	$60,000	$80,000
Offering expenses	$7,000	$7,000	$7,000	$7,000
Net proceeds	$17,000	$33,000	$53,000	$73,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Establishing an office	$1,000	$1,000	$2,000	$3,000
Website development	$3,000	$3,000	$4,000	$5,000
Sales persons salary	$-	$12,000	$24,000	$36,000
Marketing and advertising	$3,000	$6,000	$11,500	$17,000
Miscellaneous expenses	$-	$1,000	$1,500	$2,000

The above figures represent only estimated costs. If necessary, Anastasiia Iurova, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Iurova will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Iurova. Ms. Iurova will be repaid from revenues of operations if and when we generate substantial revenues to pay the obligation. We will not be using any proceeds to purchase or manufacture teeth whitening products product.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on September 24, 2013.  Anastasiia Iurova, the Company’s sole officer and director, paid $0.001 per share for the 10,000,000 shares of common stock she purchased from the Company on November 21, 2013.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of September 30, 2014, the net tangible book value of our shares of common stock was $1,065 or approximately $0.0001 per share.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 18,000,000 shares to be outstanding will be $74,065 or approximately $0.0041 per share. The net tangible book value per share prior to the offering is $0.0001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.004 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0041  per share.

After completion of this offering, if 8,000,000 shares are sold, investors in the offering will own approximately 44.44% of the total number of shares then outstanding for which they will have made cash investment of $80,000, or $0.01 per share. Our existing stockholder will own approximately 55.56% of the total number of shares then outstanding, for which she has made contributions of cash totalling $10,000.00 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 6,000,000 shares are sold, the net tangible book value of the 16,000,000 shares to be outstanding will be $54,065, or approximately $0.0034 per share. The net tangible book value per share prior to the offering is $0.0001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0033 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0034  per share.

After completion of this offering investors in the offering will own 37.5% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.01 per share. Our existing stockholder will 62.5% of the total number of shares then outstanding, for which she has made contributions of cash totaling $10,000 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 4,000,000 shares are sold, the net tangible book value of the 14,000,000 shares to be outstanding will be $34,065 or approximately $0.0024 per share. The net tangible book value per share prior to the offering is $0.0001. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0023 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $00.0024 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $40,000, or $0.01 per share. Our existing stockholder will own approximately 66.67% of the total number of shares then outstanding, for which she has made contributions of cash totaling $10,000 or $0.001 per share.

Existing stockholders if all of the shares are sold

Price per share	$0.001
Net tangible book value per share before offering	$0.0001
Potential gain to existing shareholders	$0.004
Net tangible book value per share after offering	$0.0041
Capital contribution by officer & director in November 21, 2013	$10,000
Capital contributions by investors in the offering	$80,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholder	10,000,000
Percentage of ownership after offering	55.56%

New shareholders

	PERCENTAGE OF SHARES SOLD
DILUTION TO NEW SHAREHOLDERS	50%	75%	100%
Per share offering price	$0.01	0.01	$0.01
Net tangible book value per share before offering	$0.0001	0.0001	$0.0001
Net tangible book value per share after offering	$0.0024	0.0034	$0.0041
Decrease in investment to new shareholders	$0.0076	0.0066	$0.0059
Dilution to new shareholders	76%	66%	59%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance is $3,021 as of September 30, 2014.  We believe our cash balance is not sufficient to fund our operations for any period of time.  We have been utilizing and may utilize funds from Anastasiia Iurova, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  As of September 30, 2014, Ms. Iurova advanced us $1,256. Ms. Iurova, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $24,000 of funding from this offering. Being a development stage company, we have very limited operating history. Our operations to date have been devoted primarily to start-up and development activities, which include formation of the Company, development of our business plan and execution a Marketing and Sales Distribution Agreement with Arturo Rodrigo Perea Lozano, dated June 5, 2014. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Rodriguez y Valenzuela LT 91-2B, Urb. Comarca, Quito, Ecuador. Our phone number is (702) 475-5771.

We are a development stage company and have generated only $2,000 in revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, hiring sales personnel and entering into agreements with new clients. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have  generated minimal revenue and no substantial revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We intend to commence operations in the distribution of teeth whitening products in Ecuador. Our principal business activities to date consist of creating a business plan and a signed a Marketing and Sales Distribution Agreement with Arturo Rodrigo Perea Lozano, dated June 5, 2014. As of today, as a result of the June 5th agreement with Arturo Rodrigo Perea Lozano we have recognized the $2,000 of revenue. Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell 30% of the securities offered for sale by the Company and raise the gross proceeds of $24,000 will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses, but our growth strategy will be limited. If we sell more than 30% of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. If we need more money we will have to revert to obtaining additional financing by way of a private debt or equity financing. We may also utilize funds from Ms. Iurova, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Ms. Iurova, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will not be using any proceeds from this offering to purchase or manufacture teeth whitening products product.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated minimal revenues and no substantial revenues are anticipated until we complete our initial business development. During first months after completion of this offering, we will establish our office and develop our web site. During months 7-12 we will be developing our marketing campaign and we believe we will start to sell more of our products and earn more revenue.  Until this time, we do not believe that our operations will be profitable. There is no assurance we will ever reach that stage.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to sell teeth whitening products. To meet a minimum annual sales requirement, we need proceeds from this offering to start our operations and start selling our products. Below, there is our plan of operations following the completion of this offering. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.  Upon completion of our public offering, our specific goal is to profitably sell our teeth whitening products. Our plan of operations following the completion is as follows:

Establish our Office

Time Frame: 1st- 3rd months.

Material costs: $1,000-$3,000.

Upon completion of the offering we plan to set up an office in Ecuador and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as computer, telephones, fax, office supplies and furniture. Our sole officer and director, Anastasiia Iurova will take care of our initial administrative duties. We believe that it will cost at least $1,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $1,000 more. In this case, set up costs will be approximately $2,000. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $3,000.

Develop Our Website

Time Frame: 4th – 6th months.

Material costs: $3,000-$5,000.

During this period, we intend to begin developing our website. Our sole officer and director, Anastasiia Iurova will be in charge of registering our web domain. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $3,000. If we sell 75% or 100% of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $4,000 and $5,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate agreements with potential customers

Time Frame: 6th-12th months.

No material costs.

When our website is operational, we plan to contact and start negotiation with new potential customers. We plan to enter into distribution agreements with oral care and cosmetic products distributors, dental and cosmetic clinics and dentists. We will negotiate terms and conditions of collaboration. Initially, our sole officer and director, Ms. Iurova, will look for potential customers. On June 5, 2014, we signed a Marketing and Sales Distribution Agreement with Arturo Rodrigo Perea Lozano, who will market and distribute our teeth whitening products to general public in Ecuador. As of October 22, 2014 Arturo Rodrigo Perea Lozano is the only customer with which we have signed an agreement.

This activity will be ongoing throughout our operations. Even if we are able to obtain sufficient number of agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Marketing

Time Frame: 7th - 12th months.

Material costs: $3,000-$17,000.

Once our website is operational, we will begin to market our product. We intend to use marketing strategies, such as newspaper and web advertisements, direct mailing, and phone calls to acquire potential customers. We also expect to get new clients from Internet, social networking and "word of mouth" advertising. We also plan to attend trade shows in our industry to showcase our product with a view to find new customers. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation. We intend to spend from $3,000 to $17,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

If we do not raise at least $24,000 in this offering, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Hire a sales person

Time Frame: 7th - 12th months.

Material costs: $12,000-$36,000.

If we sell at least 50% of shares in this offering, we intend to hire one salesperson with good knowledge and connections in the oral care and cosmetic products distribution. The salesperson’s job would be to find new potential purchasers, introduce our products and to set up agreements with them to buy our teeth whitening products. If we sell 75% or 100% shares in this offering we intend to hire 2 and 3 sales persons respectively. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

In summary, during 1st-6th month we should have established our office and developed our website. After this point we should be ready to start more significant operations and start selling our products. During months 7-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any substantial revenue.

Anastasiia Iurova, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our products, Ms. Iurova has agreed to commit more time as required. Because Ms. Iurova will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 30% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
SEC reporting and compliance Establishing an office Website development Marketing and advertising Sales person salary Other Expenses	$10,000 $1,000 $3,000 $3,000 - -	$10,000 $1,000 $3,000 $6,000 $12,000 $1,000	$10,000 $2,000 $4,000 $11,500 $24,000 $1,500	$10,000 $3,000 $5,000 $17,000 $36,000 $2,000
Total	$17,000	$33,000	$53,000	$73,000

The various offering amounts presented in the table above are for illustrative purposes only and the actual amount of proceeds raised, if any, may differ significantly.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated only $2,000 in revenue. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on September 24, 2013 to September 30, 2014

During the period we incorporated the company, prepared a business plan and executed a Marketing and Sales Distribution Agreement with Arturo Rodrigo Perea Lozano, dated June 5, 2014. As of today, as a result of the June 5th agreement with Arturo Rodrigo Perea Lozano we have recognized the $2,000 of revenue.. Our loss since inception is $8,935. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 10,000,000 shares of common stock to our sole officer and director for net proceeds of $10,000.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2014, the Company had $3,021 cash and our liabilities were $2,756, comprising 1,256 owed to Anastasiia Iurova, our sole officer and director and $1,500 to our auditors. The available capital reserves of the Company are not sufficient for the Company to remain operational.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Anastasiia Iurova, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Ms. Iurova has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $24,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

Should the Company fail to sell less than 30% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

DESCRIPTION OF BUSINESS

General

Lagoon Group Corp. was incorporated in the State of Nevada on September 24, 2013 and established a fiscal year end of December 31. We have minimal revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to commence operations in the distribution of teeth whitening products in Ecuador. We have recently started our operation. Our operations to date have been devoted primarily to start-up and development activities, which include:

1. Formation of the Company;

2. Development of our business plan; and

3. Execution a Marketing and Sales Distribution Agreement with Arturo Rodrigo Perea Lozano, dated June 5, 2014.

Pursuant to the Marketing and Sales Distribution Agreement, we will non-exclusively sell Crest 3D White Whitestrips to the distributor, the distributor will market, sell and distribute the Crest 3D White Whitestrips in Ecuador. The distributor has no obligation to buy any products from us. The agreement is for one year beginning June 5, 2014. As of today, as a result of the June 5th agreement with Arturo Rodrigo Perea Lozano we have recognized the $2,000 of revenue.

We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074. Our business office is located at Rodriguez y Valenzuela LT 91-2B, Urb. Comarca, Quito, Ecuador. Our telephone number is (702) 475-5771.

We plan to market and distribute an assortment of teeth whitening products in Ecuador. Our products will be offered at prices marked-up from 20% to 40% of our cost. Our customers will be asked to pay us 100% in advance. We plan to fill placed orders and to supply the products within a period of thirty days (30) days or less following receipt of any written order. We do not intend to offer any credit terms relating to order payments. Because our customers will be asked to pay us 100% in advance, we will not be using any proceeds from this offering to purchase teeth whitening products. Customers will have two options to pay for products: by wire transfer or by sending a check/money order. If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared. Customers will be responsible to cover the shipping costs.  Since we anticipate having a 30-day period to process/fill orders, we do not plan to purchase inventory in advance, but rather on request basis. We do not intend to store inventory for any period of time. The orders will be shipped to the customers upon customers’ requests. Customers will be responsible for the custom duties, taxes, insurance or any other additional charges that might incur. We never intend to manufacture our own teeth whitening products. We plan to sell teeth whitening products from different manufacturers.

Product

Human teeth can become stained by bacterial pigments, food-goods and vegetables rich with carotenoids or xanthonoids. Certain antibacterial medications (like tetracycline) can also cause teeth stains or a reduction in the brilliance of the enamel. Ingesting colored liquids like coffee, tea and red wine can also discolor teeth. A child's deciduous teeth are generally whiter than the adult teeth that follow. As a person ages the adult teeth often become darker due to changes in the mineral structure of the tooth, as the enamel becomes less porous and phosphate-deficient.

There are several whitening methods to restores natural teeth color. According to the American Dental Association, different whitening include: in-office bleaching, which is applied by a professional dentist; at-home bleaching, which is used at home by the patient; over-the-counter, which is applied by patients, over a counter; and options called non-dental, which are offered at mall kiosks, spas, salons etc. There is also the option of whitening one's own teeth by natural teeth bleaching methods and stain out swabs.

Whitening Strips are another popular over-the-counter method of at-home whitening of the teeth. The product is used by placing a disposable plastic strip directly onto the teeth that contains an enamel safe whitening gel. The strips are coated with whitening gel and are usually applied only to the tooth surfaces that are visible when smiling. Typically, the whitening strips are applied to the front surfaces of the front teeth. Some of the whitening strips have a higher concentration of whitening gel and as a result, quicker whitening results. These whitening gel coated strips should not be used on children under age 12. Exposure of the gel on the strips to the gingiva (gums) should be avoided since it can cause irritation to the tissue. Overall, the teeth whitening strips provide a quick, affordable and convenient method of whitening the most visible teeth. Teeth whitening strips are a great low-cost alternative to costly teeth whitening at the dentist.

We plan to purchase our inventory from different online stores. As of today we have no agreements with any stores. We plan on selling different brands of whitening strips. We will take prepayments from our clients prior to purchasing and shipment. Potential customers will have two options to pay for the product: by wire transfer or by sending a check/money order. Our customers will be responsible to cover the shipping costs, custom duties, taxes or any other additional charges that might incur.

Sales and Marketing Strategy

We intend to enter into agreements with numerous local dental care and cosmetic product distributors, dental and cosmetic clinics and dentists who can order teeth whitening products from us. As of today, we have signed a Marketing and Sales Distribution Agreement with Arturo Rodrigo Perea Lozano, who will market and distribute our teeth whitening products to general public in Ecuador. However, Arturo Rodrigo Perea Lozano is not obligated to buy any products from us. As of October 22, 2014 Arturo Rodrigo Perea Lozano is the only customer with which we have signed an agreement. We have not identified any other potential counterparties to these agreements and we have not entered into any discussions with other distributors.

Initially, our sole officer and director, Anastasiia Iurova will market our products. If we sell at least 50% shares in this offering, we intend to hire one salesperson with good knowledge and connections in the dental care and cosmetic product distribution industry to introduce our products. The salesperson’s job would be to find new potential purchasers, and to set up agreements with them to buy our teeth whitening products. We intend to focus on direct marketing efforts whereby our representative will directly contact:

*   dental care and cosmetic product distributors;

*   dental and cosmetic clinics;

*   dentists.

We intend to use marketing strategies, such as newspaper and web advertisements, direct mailing, and phone calls to acquire potential customers. We plan to develop a website to market and display our products.  As of the date of this prospectus we have not yet identified or registered any domain names for our website.  To accomplish this, we plan to contract an independent web designing company. Our website will describe our product in detail, show our contact information, and include some general information and pictures of teeth whitening products. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words and metatags, and utilizing link and banner exchange options. We intend to promote our website by displaying it on our promotion materials.

To draw attention from potential customers and end users we plan to market and advertise our company though social networking. Websites such as Facebook and Twitter have come a long way in only a few years to be household names all over the world. We intend to use these websites to spread out information about our whitening strips. We intend to implement word of mouth advertising into our business model. We believe a huge marketing opportunity on the internet is spreading word of mouth, a form of free advertising.

We also plan to attend trade shows in dental and cosmetic industry to showcase our product with a view to find new customers. We will intend to continue our marketing efforts during the life of our operations. We intend to spend at least $3,000 on marketing efforts during the first year. There is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Trademark

We intend to purchase the teeth whitening products at auctions such as E-bay.com as well as at liquidation, overstock and closeout sales at discounted prices. In purchasing brand name merchandise to resell we might potentially be violating trademark or other proprietary rights.  This could possibly open us up to law suits or alternatively may limit our ability to fully implement our business plan, which could cause us to cease or suspend our operations.

Competition

The biggest threat to our success is competition due to low barriers of entry in teeth whitening product distribution market. If other companies start offering similar or same products, this will result lower revenue. There are many domestic and international companies that offer different dental and cosmetic products. If they start to offer same products, we will be in direct competition with them. Many of these companies have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to offer better prices for similar products than us which may also cause us to lose potential customers. We also expect to face competition from new market entrants.  We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Marketing and Sales Distribution Agreement

We have executed a Marketing and Sales Distribution Agreement with Arturo Rodrigo Perea Lozano, dated June 5, 2014, who agreed to market and distribute our teeth whitening products to general public in Ecuador. Arturo Rodrigo Perea Lozano is not obligated to buy any products from us. The material terms of the Marketing and Sales Distribution Agreement are the following:

1.

Arturo Rodrigo Perea Lozano (the Distributor) secure the non-exclusive right to purchase the Product from Lagoon Group Corp., (the Supplier) and market, sell and distribute the Product in Ecuador to the General Public.

2.

The Term of the Agreement is for a period of 1 (one) year, commencing on June 5, 2014. This Agreement may be extended by mutual written consent of the parties.

3.

Termination of the Agreement may be commenced upon thirty (30) days written Notice.  Termination  will be effective sixty days  (60) days  following  the date that  Notice  of  termination  is received  by the  non-terminating  Party.  The Distributor will be permitted to sell, market, and distributes all Products that have been ordered from the Supplier, or are in the possession of the Distributer at termination.

4.

The Distributor shall prepay 100% by wire transfer or check/money order prior to shipment.

5.

Delivery of goods will be carried out in separate batches as per the pro forma invoice. The Supplier will be responsible to deliver each batch of goods no later than 30 days, after the receipt of advance payment.

6.

Distributer shall be responsible for shipping costs, duties and taxes.

A copy of the Marketing and Sales Distribution Agreement is filed as Exhibit 10.1 to this registration statement.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Anastasiia Iurova.

Offices

Our business office is located at Rodriguez y Valenzuela LT 91-2B, Urb. Comarca, Quito, Ecuador.  This is the office provided by our President and Director, Anastasiia Iurova. Our phone number is (702) 475-5771.  We do not pay any rent to Ms. Iurova and there is no agreement to pay any rent in the future.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to export and import of teeth whitening products and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business. We do not need to receive any government approvals necessary to conduct our business; however we will have to comply with all applicable export and import regulations.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Anastasiia Iurova Rodriguez y Valenzuela LT 91-2B, Urb. Comarca, Quito, Ecuador	28	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Anastasiia Iurova has acted as our President, Treasurer, Secretary and Director since our incorporation on September 24, 2013. There was no any arrangement or understanding between Ms. Iurova and any other person(s) pursuant to which she was selected as a director of the company. Ms. Iurova owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Iurova was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Ms. Iurova graduated in 2008 with bachelor degree in business from Baikalsky State Economic University. Since 2008 she has been working as owner/operator of her own business in cosmetic products distribution. Ms. Iurova intends to devote 20 hours a week of her time to planning and organizing activities of Lagoon Group Corp. Once we expand operations, and are able to attract more customers to purchase our product, Ms. Iurova has agreed to commit more time as required. Because Ms. Iurova will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

During the past ten years, Ms. Iurova has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Ms. Iurova was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Iurova’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officer are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Anastasiia Iurova, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on September 24, 2013 until December 31, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Anastasiia Iurova, President, Secretary and Treasurer	September 24, 2013 to December 31, 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Ms. Iurova currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of December 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Anastasiia Iurova	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Anastasiia Iurova is our officer, director, control person and promoter and she shall receive no compensation for the placement of the offering. There is no any promoter(s) of the company other than Ms. Iurova.

On November 21, 2013, we issued a total of 10,000,000 shares of restricted common stock to Anastasiia Iurova in consideration of $10,000. Further, Ms. Iurova has advanced funds to us. As of September 30, 2014, Ms. Iurova advanced us $1,256. Ms. Iurova will not be repaid from the proceeds of this offering. The loan is due upon demand. Ms. Iurova will be repaid from revenues of operations if and when we generate substantial revenues to pay the obligation. There is no assurance that we will ever generate substantial revenues from our operations. The obligation to Ms. Iurova does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Iurova or the repayment of the funds to Ms. Iurova. The entire transaction was oral. Ms. Iurova is providing us office space free of charge and we have a verbal agreement with Ms. Iurova that, if necessary, she will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 22, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Anastasiia Iurova Rodriguez y Valenzuela LT 91-2B, Urb. Comarca, Quito, Ecuador	10,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of October 22, 2014, there were 10,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 10,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 10,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Lagoon Group Corp. has 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 8,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. This offering is being made by us without the use of outside underwriters or broker-dealers.  The shares of common stock to be sold by us will be sold on our behalf by Anastasiia Iurova, our sole executive officer and director. She will not receive commissions, proceeds or other compensation from the sale of any shares on our behalf.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Lagoon Group Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $8,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common  stock may also be  restricted  under the  securities  or  securities regulations  laws  promulgated  by  various  states and  foreign  jurisdictions, commonly  referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities  registered  hereunder have not been  registered for resale under the blue sky laws of any state,  the  holders of such  shares  and  persons  who desire to purchase them in any trading  market that might develop in the future, should be aware that there may be significant  state  blue-sky law  restrictions upon the  ability of  investors  to sell the  securities  and of  purchasers  to purchase the  securities.  Accordingly, investors  may not be able to liquidate their  investments  and  should  be  prepared  to hold the  common  stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Lagoon Group has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of October 22, 2014, there were 10,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Anastasiia Iurova owns 10,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to director or officer under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $80,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Lagoon Group Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Harris & Gillespie CPA’s, PLLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Harris & Gillespie CPA’s, PLLC has presented its report with respect to our audited financial statements. Harris & Gillespie CPA’s, PLLC is the successor firm to Thomas J. Harris CPA.

LEGAL MATTERS

Scott D. Olson, Esq. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

     Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Thomas J Harris CPA.

The financial information presented is the audited financial statements for the period from Inception (September 24, 2013) to December 31, 2013, the reviewed financial statements for the three months ended March 31, 2014, the reviewed financial statements for the six months ended June 30, 2014 and the reviewed financial statements for the nine months ended September 30, 2014.

HARRIS & GILLESPIE CPA’S, PLLC

CERTIFIED PUBLIC ACCOUNTANT’S

3901 STONE WAY N., SUITE 202

SEATTLE, WA  98103

206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Lagoon Group, Corp.

We have audited the accompanying balance sheet of Lagoon Group, Corp. (A Development Stage Company) as of December 31, 2013 and the related statements of operations, stockholders’ deficit and cash flows for the period from September 24, 2013 (inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lagoon Group, Corp. (A Development Stage Company) as of December 31, 2013 and the results of its operations and cash flows for the period from September 24, 2013 (inception) through December 31, 2013 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note # 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ HARRIS & GILLESPIE CPA’S, PLLC

Seattle, Washington

January 22, 2014

LAGOON GROUP CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
DECEMBER 31, 2013
ASSETS
Current Assets
Cash	$ 10,935
Total current assets	10,935

Total Assets	$ 10,935

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan from Director	1,256
Total current liabilities	1,256
Total Liabilities	1,256

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(321)
Total Stockholder’s Equity	9,679

Total Liabilities and Stockholder’s Equity	$ 10,935

The accompanying notes are an integral part of these financial statements.

LAGOON GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
For the period from Inception (September 24, 2013) to December 31, 2013

Revenue	$ 0
Expenses
General and administrative expenses	321
Net loss from operations	(321)
Loss before income taxes	(321)
Income taxes	-
Net loss	$ (321)
Loss per common share: Basic and Diluted	(0.00)
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	9,393,939

The accompanying notes are an integral part of these financial statements.

LAGOON GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S DEFICIT FOR THE PERIOD FROM INCEPTION (SEPTEMBER 24, 2013) TO DECEMBER 31, 2013
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balances at Inception (September 24, 2013)	-	$ -	$ -	$ -	$ -
Shares issued at $0.001	10,000,000	10,000	-		10,000
Net loss for the period	-	-	-	(321)	(321)

Balances as of December 31, 2013	10,000,000	$ 10,000	$ -	$ (321)	$ 9,679

The accompanying notes are an integral part of these financial statements.

LAGOON GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
For the period from Inception (September 24, 2013) to December 31, 2013
CASH FLOWS GENERATED BY (USED IN) OPERATING ACTIVITIES
Net loss	$ (321)
Net cash used in operating activities	(321)

CASH FLOWS GENERATED BY (USED IN) INVESTING ACTIVITIES
Net cash generated by (used in) investing activities	-

CASH FLOWS GENERATED BY (USED IN) FINANCING ACTIVITIES
Proceeds from sale of common stock	10,000
Proceeds from loan from Director	1,256
Net cash provided by financing activities	11,256

Net increase in cash and equivalents	10,935

Cash and equivalents at beginning of the period	$ -
Cash and equivalents at end of the period	$ 10,935

Supplemental cash flow information:

Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

LAGOON GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

LAGOON GROUP CORP. (the “Company”) was incorporated under the laws of the State of Nevada on September 24, 2013. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities and plans to distribute teeth whitening products in Ecuador.. Since Inception (September 24, 2013) through December 31, 2013 the Company has not generated any revenue and has accumulated losses of $321.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted December 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At December 31, 2013 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. There were no potentially dilutive debt or equity securities outstanding during the period from Inception (September 24, 2013) to December 31, 2013.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

LAGOON GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period ended December 31, 2013.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe that the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of December 31, 2013 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. No revenue has been earned since inception.

LAGOON GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (September 24, 2013) resulting in an accumulated deficit of $321 as of December 31, 2013 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On July 26, 2013, the Company issued 10,000,000 shares at $0.001 per share for total proceeds of $10,000.

As of December 31, 2013, the Company had 10,000,000 shares issued and outstanding.

NOTE 4 – INCOME TAXES

As of December 31, 2013 the Company had net operating loss carry forwards of $321 that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of December 31, 2013, a Director had advance to us an amount of $1,256 by way of loan. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from December 31, 2013 to the issue date of January 22, 2014 and has determined that there have been no subsequent events after December 31, 2013 for which disclosure is required.

LAGOON GROUP CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
	MARCH 31, 2014 (UNAUDITED)	DECEMBER 31, 2013 (AUDITED)
ASSETS
Current Assets
Cash	$ 6,415	$ 10,935
Total current assets	6,415	10,935
Total Assets	$ 6,415	$ 10,935

	LIABILITIES AND STOCKHOLDER’S EQUITY
	Current Liabilities
Loan from Director	1,256	1,256
Accounts Payable	1,500
Total current liabilities	2,756	1,256
Total Liabilities	2,756	1,256

	Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000	10,000
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(6,341)	(321)
Total Stockholder’s Equity	3,659	9,679

Total Liabilities and Stockholder’s Equity	6,415	$ 10,935

The accompanying notes are an integral part of these financial statements.

LAGOON GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (UNAUDITED)
	Three months ended March 31, 2014	For the period from Inception (September 24, 2013) to March 31, 2014

Revenue	$ 0	$ 0
Expenses
General and administrative expenses	6,020	6,341
Net loss from operations	(6,020)	(6,341)
Loss before income taxes	(6,020)	(6,341)
Income taxes	-	-
Net loss	$ (6,020)	$ (6,341)
Loss per common share: Basic and Diluted	(0.00)
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	10,000,000

The accompanying notes are an integral part of these financial statements.

LAGOON GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (UNAUDITED)
	Three months ended March 31, 2014	For the period from Inception (September 24, 2013) to March 31, 2014
CASH FLOWS GENERATED BY (USED IN) OPERATING ACTIVITIES
Net loss	$ (6,020)	$ (6,341)
Accounts payable	1,500	1,500
Net cash used in operating activities	(4,520)	(4,841)

CASH FLOWS GENERATED BY (USED IN) INVESTING ACTIVITIES
Net cash generated by (used in) investing activities		-

CASH FLOWS GENERATED BY (USED IN) FINANCING ACTIVITIES
Proceeds from sale of common stock	-	10,000
Proceeds from loan from Director	-	1,256
Net cash provided by financing activities	-	11,256

Net increase (decrease) in cash and equivalents	(4,520)	6,415

Cash and equivalents at beginning of the period	$ 10,935	$ -
Cash and equivalents at end of the period	$ 6,415	$ 6,415

Supplemental cash flow information:

Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

LAGOON GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2014

(UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

LAGOON GROUP CORP. (the “Company”) was incorporated under the laws of the State of Nevada on September 24, 2013. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities. Since Inception (September 24, 2013) through March 31, 2014 the Company has not generated any revenue and has accumulated losses of $6,341.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (September 24, 2013) resulting in an accumulated deficit of $6,341 as of March 31, 2014 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted December 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At March 31, 2014 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. There were no potentially dilutive debt or equity securities outstanding during the period from Inception (September 24, 2013) to March 31, 2014.

LAGOON GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2014

(UNAUDITED)

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period ended March 3, 2014.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe that the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of March 31, 2014 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. No revenue has been earned since inception.

LAGOON GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2014

(UNAUDITED)

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On November 21, 2013, the Company issued 10,000,000 shares at $0.001 per share for total proceeds of $10,000.

As of March 31, 2014 the Company had 10,000,000 shares issued and outstanding.

NOTE 3 – INCOME TAXES

As of March 31, 2014 the Company had net operating loss carry forwards of $6,341 that may be available to reduce future years’ taxable income through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 4 – RELATED PARTY TRANSACTIONS

As of March 31, 2014, funds of $1,256 were advanced from the company’s director as a loan. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from March 31, 2014 through the date the financial statements (April 14, 2014) were available to be issued and has determined that there have been no subsequent events after March 31, 2014 for which disclosure is required.

LAGOON GROUP CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
	JUNE 30, 2014 (UNAUDITED)	DECEMBER 31, 2013 (AUDITED)
ASSETS
Current Assets
Cash	$ 6,098	$ 10,935
Equipment	800	-
Total current assets	6,898	10,935
Total Assets	$ 6,898	$ 10,935

	LIABILITIES AND STOCKHOLDER’S EQUITY
	Current Liabilities
Loan from Director	1,256	1,256
Accounts Payable	1,500	-
Prepaid sale/deposit	2,000	-
Total current liabilities	4,756	1,256
Total Liabilities	4,756	1,256

	Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000	10,000
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(7,858)	(321)
Total Stockholder’s Equity	2,142	9,679

Total Liabilities and Stockholder’s Equity	6,898	$ 10,935

The accompanying notes are an integral part of these financial statements.

LAGOON GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (UNAUDITED)
	Three months ended June 30, 2014	Six months ended June 30, 2014	For the period from Inception (September 24, 2013) to June 30, 2014

Revenue	$ -	$ -	$ -
Expenses
General and administrative expenses	1,517	7,537	7,858
Net income (loss) from operations	1,517	(7,537)	(7,858)
Income (Loss) before income taxes	1,517	(7,537)	(7,858)
Income taxes	-	-	-
Net income (loss)	$ 1,517	$ (7,537)	$ (7,858)
Loss per common share: Basic and Diluted	(0.00)	(0.00)
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

LAGOON GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (UNAUDITED)
	Six months ended June 30, 2014	For the period from Inception (September 24, 2013) to June 30, 2014
CASH FLOWS GENERATED BY (USED IN) OPERATING ACTIVITIES
Net loss	$ (7,537)	$ (7,858)
Prepaid sale/deposit	2,000	2,000
Accounts payable	1,500	1,500
Net cash used in operating activities	(4,037)	(4,358)

CASH FLOWS GENERATED BY (USED IN) INVESTING ACTIVITIES
Net cash generated by (used in) investing activities	(800)	(800)
	(800)	(800)
CASH FLOWS GENERATED BY (USED IN) FINANCING ACTIVITIES
Proceeds from sale of common stock	-	10,000
Proceeds from loan from Director	-	1,256
Net cash provided by financing activities	-	11,256

Net increase (decrease) in cash and equivalents	(4,837)	6,098

Cash and equivalents at beginning of the period	$ 10,935	$ -
Cash and equivalents at end of the period	$ 6,098	$ 6,098

Supplemental cash flow information:

Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

LAGOON GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

(UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

LAGOON GROUP CORP. (the “Company”) was incorporated under the laws of the State of Nevada on September 24, 2013. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities. We intend to commence operations in the distribution of teeth whitening products in Ecuador. Since Inception (September 24, 2013) through June 30, 2014 the Company has not generated any revenue and has accumulated losses of $7,858.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (September 24, 2013) resulting in an accumulated deficit of $7,858 as of June 30, 2014 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted December 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At June 30, 2014 the Company's bank deposits did not exceed the insured amounts.

LAGOON GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

(UNAUDITED)

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. There were no potentially dilutive debt or equity securities outstanding during the period from Inception (September 24, 2013) to June 30, 2014.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe that the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of June 30, 2014 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

LAGOON GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

(UNAUDITED)

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. No revenue has been earned since inception.

Property and Equipment and Depreciation Policy

Property and equipment are recorded at cost. The Company uses the straight-line method in computing depreciation for financial reporting and income tax purposes.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On November 21, 2013, the Company issued 10,000,000 shares at $0.001 per share for total proceeds of $10,000.

As of June 30, 2014 the Company had 10,000,000 shares issued and outstanding.

NOTE 3 – INCOME TAXES

As of June 30, 2014 the Company had net operating loss carry forwards of $7,858 that may be available to reduce future years’ taxable income through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 4 – RELATED PARTY TRANSACTIONS

As of June 30, 2014, a Director had advance to us an amount of $1,256 by way of loan. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

Management has evaluated events occurring between June 30, 2014 and July 20, 2014, the date that the  financial statements were available to be issued, and has recognized in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at July 20, 2014, including the estimates inherent in the processing of the financial statements.

LAGOON GROUP CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
	SEPTEMBER 30, 2014 (UNAUDITED)	DECEMBER 31, 2013 (AUDITED)
ASSETS
Current Assets
Cash	$ 3,021	$ 10,935
Equipment	800	-
Total current assets	3,821	10,935
Total Assets	$ 3,821	$ 10,935

	LIABILITIES AND STOCKHOLDER’S EQUITY
	Current Liabilities
Loan from Director	1,256	1,256
Accounts Payable	1,500	-
Total current liabilities	2,756	1,256
Total Liabilities	2,756	1,256

	Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000	10,000
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(8,935)	(321)
Total Stockholder’s Equity	1,065	9,679

Total Liabilities and Stockholder’s Equity	3,821	$ 10,935

The accompanying notes are an integral part of these financial statements.

LAGOON GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (UNAUDITED)
	Three months ended September 30, 2014	Nine months ended September 30, 2014	For the period from Inception (September 24, 2013) to September 30, 2014

Sales Revenue	$ 2000	$ 2,000	$ 2,000
Expenses
General and administrative expenses	17	54	375
Professional fees	1,500	9,000	9,000
Cost of goods sold	1,560	1,560	1,560
Total expenses	3,077	10,614	(10,935)
Net income (loss) from operations	(1,077)
Income (Loss) before income taxes	(1,077)	(8,614)	(8,935)
Income taxes	-	-	-
Net income (loss)	$ (1,077)	$ (8,614)	$ (8,935)
Loss per common share: Basic and Diluted	(0.00)	(0.00)
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

LAGOON GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (UNAUDITED)
	Nine months ended September 30, 2014	For the period from Inception (September 24, 2013) to September 30, 2014
CASH FLOWS GENERATED BY (USED IN) OPERATING ACTIVITIES
Net loss	$ (8,614)	$ (8,935)
Accounts payable	1,500	1,500
Net cash used in operating activities	(7,114)	(7,435)

CASH FLOWS GENERATED BY (USED IN) INVESTING ACTIVITIES
Net cash generated by (used in) investing activities	(800)	(800)
	(800)	(800)
CASH FLOWS GENERATED BY (USED IN) FINANCING ACTIVITIES
Proceeds from sale of common stock	-	10,000
Proceeds from loan from Director	-	1,256
Net cash provided by financing activities	-	11,256

Net increase (decrease) in cash and equivalents	(7,914)	3,021

Cash and equivalents at beginning of the period	$ 10,935	$ -
Cash and equivalents at end of the period	$ 3,021	$ 3,021

Supplemental cash flow information:

Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

LAGOON GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

(UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

LAGOON GROUP CORP. (the “Company”) was incorporated under the laws of the State of Nevada on September 24, 2013. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities. We intend to commence operations in the distribution of teeth whitening products in Ecuador. Since Inception (September 24, 2013) through September 30, 2014 the Company has generated $2,000 in revenue and has accumulated losses of $8,935.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (September 24, 2013) resulting in an accumulated deficit of $8,935 as of September 30, 2014 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted December 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At September 30, 2014 the Company's bank deposits did not exceed the insured amounts.

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LAGOON GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

(UNAUDITED)

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. There were no potentially dilutive debt or equity securities outstanding during the period from Inception (September 24, 2013) to September 30, 2014.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe that the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of September 30, 2014 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

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LAGOON GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

(UNAUDITED)

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. Since Inception (September 24, 2013) through September 30, 2014 the Company has generated $2,000 in revenue.

Property and Equipment and Depreciation Policy

Property and equipment are recorded at cost. The Company uses the straight-line method in computing depreciation for financial reporting and income tax purposes.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On November 21, 2013, the Company issued 10,000,000 shares at $0.001 per share for total proceeds of $10,000.

As of September 30, 2014 the Company had 10,000,000 shares issued and outstanding.

NOTE 3 – INCOME TAXES

As of September 30, 2014 the Company had net operating loss carry forwards of $8,935 that may be available to reduce future years’ taxable income through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 4 – RELATED PARTY TRANSACTIONS

As of September 30, 2014, a Director had advance to us an amount of $1,256 by way of loan. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

Management has evaluated events occurring between September 30, 2014 and October 2, 2014, the date that the  financial statements were available to be issued, and has recognized in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at October 2, 2014, including the estimates inherent in the processing of the financial statements.

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PROSPECTUS

8,000,000 SHARES OF COMMON STOCK

LAGOON GROUP CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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